Exhibit 99.1
Analog Devices to Sell Microphone Product Line to InvenSense
NORWOOD, Mass., Oct 14, 2013 -- Analog Devices, Inc. today announced that it has signed a definitive agreement to sell the assets of its microphone product line to InvenSense, Inc. InvenSense will acquire the assets related to analog and digital output microphones, as well as certain support operations, for $100 million in cash. These microphones were primarily used in consumer applications and are expected to represent less than one percent of ADI's total revenue in the fourth quarter of fiscal year 2013, which ends November 2, 2013.
"This agreement will allow ADI to focus on combining precision sensing technology and signal processing systems expertise to deliver the highest value to customers in our highest priority markets while driving sustainable growth and profitability for ADI," said Mark Martin, vice president of ADI's Sensor Products and Technology Group. "The impact of high performance inertial sensing innovation is increasing across automotive, industrial, and healthcare applications and we are focusing our resources accordingly."
Pursuant to the agreement potential additional amounts will be payable to ADI upon achievement over twelve months of certain revenue milestones by InvenSense.
The boards of directors of both companies have approved the transaction, which is expected to close by the end of October 2013, following the satisfaction of customary closing conditions. Tax assessments and any additional closing costs will reduce the net amount of proceeds received by ADI from the transaction.
About Analog Devices
Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.
Cautionary Statement Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address a variety of subjects including, for example: the expected closing of the transaction between ADI and InvenSense; the potential payment to ADI of earnout consideration based on revenue from sales by InvenSense of microphones; the expected benefits of the transaction to ADI, InvenSense and customers; and ADI's future business strategy. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the transaction is subject to certain closing conditions, the failure of any of which may delay or prevent the closing of the transaction; ADI may not receive all or any part of the earnout consideration; the transaction may involve unexpected costs, thereby reducing the net proceeds to ADI; the expected benefits of the transaction may not be achieved in a timely manner, or at all; and disruption from the transaction may adversely affect relationships with customers, suppliers or employees. For detailed information about factors that could cause ADI's actual results to differ materially from those described in the forward-looking statements, please refer to ADI's filings with the Securities and Exchange Commission, including ADI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.